                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                --------------

                                  FORM 8-K/A1

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) February 19, 1998

                     DIPLOMAT DIRECT MARKETING CORPORATION
                                   formerly
                             DIPLOMAT CORPORATION
            (Exact name of registrant as specified in its charter)

DELAWARE                          0-22432                         13-3727399
(State or other                 (Commission                    (IRS Employer
jurisdiction of                 File Number)             Identification No.)
incorporation)

                              25 KAY FRIES DRIVE
                             STONY POINT, NY 10980
         (Address of principal executive offices, including zip code)

                                (914) 786-5552
             (Registrant's telephone number, including area code)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

This Form 8-K/A1 amends the Form 8-K filed by registrant on March 6, 1998 solely to include the

Financial Statements required to be included under Item 7(a) and (b).

(a) Financial Statements of Lew Magram Ltd. -- Year Ended January 4, 1997, the Six Months Ended December 30, 1995 and the Year Ended July 1, 1995 (audited)

(b) Financial Statements of Lew Magram Ltd. -- Six Months Ended June 30, 1997 and June 30, 1996 (unaudited)

(c) Pro Forma Financial Statements of Diplomat Corporation and Lew Magram Ltd. -- Nine Months Ended June 30, 1997 (unaudited)

                                  SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K\A1 to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 1998
                                          DIPLOMAT DIRECT MARKETING CORPORATION

                                          By:/s/ JONATHAN ROSENBERG
                                             ----------------------
                                                 Jonathan Rosenberg
                                                 Chief Executive Officer

                         INDEX TO FINANCIAL STATEMENTS

(a) Financial Statements of Lew Magram Ltd. -- Year Ended January 4, 1997, the Six Months Ended December 30, 1995 and the Year Ended July 1, 1995 (audited)

(b) Financial Statements of Lew Magram Ltd. -- Six Months Ended June 30, 1997 and June 30, 1996 (unaudited)

(c) Pro Forma Financial Statements of Diplomat Corporation and Lew Magram Ltd. -- Nine Months Ended June 30, 1997 (unaudited)

                                Lew Magram Ltd.

                                                           Financial Statements
             Year Ended January 4, 1997, the Six Months Ended December 30, 1995
                                                and the Year Ended July 1, 1995

                                Lew Magram Ltd.

                                                           Financial Statements
             Year Ended January 4, 1997, the Six Months Ended December 30, 1995
                                                and the Year Ended July 1, 1995

                                                                Lew Magram Ltd.

                                                                       Contents

--------------------------------------------------------------------------------

  Independnt auditors' report                                                 3

  Financial statements:
     Balance sheets                                                           4
     Statements of operations                                                 5
     Statements of stockholder's equity                                       6
     Statements of cash flows                                                 7
     Summary of accounting policies                                        8-11
     Notes to financial statements                                        12-17

Independent Auditors' Report

Lew Magram Ltd.
New York, New York

We have audited the accompanying balance sheets of Lew Magram Ltd. as of January 4, 1997 and December 30, 1995, and the related statements of operations, stockholder's equity and cash flows for the year ended January 4, 1997, the six months ended December 30, 1995 and the year ended July 1, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lew Magram Ltd. as of January 4, 1997 and December 30, 1995, and the results of its operations and its cash flows for the year ended January 4, 1997, the six months ended December 30, 1995 and the year ended July 1, 1995, in conformity with generally accepted accounting principles.

                                                              BDO Seidman, LLP

New York, New York

May 16, 1997, except for Note 12, as to
   which the date is October 14, 1998

                                                                Lew Magram Ltd.

                                                                 Balance Sheets

--------------------------------------------------------------------------------

                                                                              January 4,              December 30,
                                                                                 1997                     1995
--------------------------------------------------------------------------------------------------------------------
Assets (Note 2)
Current:
   Cash and cash equivalents                                                   $   285,797             $   71,104
   Marketable securities                                                            15,000                  3,000
   Accounts receivable                                                             835,522                918,737
   Inventories                                                                   4,219,567              4,152,549
   Prepaid catalogue and advertising expenses                                    1,872,940                698,217
   Prepaid expenses and other current assets                                       666,091                869,031
                                                                               -----------             ----------
           Total current assets                                                  7,894,917              6,712,638
Property and equipment, at cost, less accumulated depreciation and
   amortization of $2,083,147 and $1,530,717 (Notes 1 and 4)                     2,068,707              2,070,786
Prepaid catalogue and advertising expenses, noncurrent                              68,601                 49,147
Other assets                                                                        22,404                 57,341
                                                                               -----------             ----------
                                                                               $10,054,629             $8,889,912
                                                                               -----------             ----------
                                                                               -----------             ----------
Liabilities and Stockholder's Equity
Current:
   Line of credit (Note 2)                                                     $ 1,325,547             $1,000,000
   Obligations under capital leases (Note 4)                                       345,566                193,199
   Accounts payable                                                              3,636,411              2,831,544
   Accrued expenses and other current liabilities                                2,373,649              2,253,946
   Customer refunds payable                                                      1,402,294                901,246
   Customers' unshipped orders                                                     226,260                182,173
                                                                               -----------             ----------
           Total current liabilities                                             9,309,727              7,362,108
                                                                               -----------             ----------
Noncurrent:
   Obligations under capital leases(Note 7)                                        240,706                254,467
   Deferred rent                                                                    90,359                109,715
   Subordinated debt (Notes 3 and 11)                                                    -                351,212
   Other long-term liability                                                             -                  6,554
                                                                               -----------             ----------
           Total noncurrent liabilities                                            331,065                721,948
                                                                               -----------             ----------
Commitments and contingencies (Notes 5, 6 and 7)
Stockholder's equity
   Capital stock, no par - shares authorized 200; issued and
      outstanding 60                                                                 4,000                  4,000
   Additional paid-in capital (Notes 3 and 11)                                   1,426,212              1,000,000
   Deficit                                                                      (1,016,375)              (198,144)
                                                                               -----------             ----------
           Total stockholder's equity                                              413,837                805,856
                                                                               -----------             ----------
                                                                               $10,054,629             $8,889,912
                                                                               -----------             ----------
                                                                               -----------             ----------

                                See accompanying summary of accounting policies
                                             and notes to financial statements.

                                                                Lew Magram Ltd.

                                                       Statements of Operations

-------------------------------------------------------------------------------

                                                                                   Six months
                                                                Year ended            ended            Year ended
                                                                January 4,         December 30,          July 1,
                                                                   1997                1995               1995
------------------------------------------------------------------------------------------------------------------
Net sales                                                      $51,926,603        $23,145,161         $57,616,471
Cost of goods sold                                              25,111,912         11,204,438          28,733,003
                                                               -----------        -----------         -----------
      Gross profit                                              26,814,691         11,940,723          28,883,468
                                                               -----------        -----------         -----------
Operating (income) expenses:
   Catalogue and advertising expenses                           18,039,200          7,594,774          19,588,706
   Selling and shipping expenses                                 3,952,479          2,235,467           4,921,123
   General and administrative expenses                           9,402,096          3,882,448           9,226,963
   Officers' salaries                                            1,415,396            586,921           1,370,742
   Postage and handling charges - net                           (4,512,922)        (1,597,727)         (4,117,223)
                                                               -----------        -----------         -----------
      Total operating expenses                                  28,296,249         12,701,883          30,990,311
                                                               -----------        -----------         -----------
      Loss from operations                                      (1,481,558)          (761,160)         (2,106,843)
                                                               -----------        -----------         -----------
Other income (expense):
   List rentals, net                                               948,813            409,777             794,825
   Net interest and dividend (expense) income                     (266,221)          (129,051)             54,594
   Other (Note 8)                                                    8,961                  -            (228,010)
                                                               -----------        -----------         -----------
      Total other income - net                                     691,553            280,726             621,409
                                                               -----------        -----------         -----------
      Loss before state and local income taxes
        (recoveries)                                              (790,005)          (480,434)         (1,485,434)

State and local income taxes (recoveries)                                -            (15,665)              8,562
                                                               -----------        -----------         -----------
Net loss                                                       $  (790,005)       $  (464,769)        $(1,493,996)
                                                               -----------        -----------         -----------
                                                               -----------        -----------         -----------

                      The interim period amounts are not necessarily indicative
                           of the results of operations for a full fiscal year.

                                See accompanying summary of accounting policies
                                             and notes to financial statements.

                                                                Lew Magram Ltd.

                                             Statements of Stockholder's Equity

--------------------------------------------------------------------------------
Year ended January 4, 1997, six months ended December 30, 1995 and year ended July 1, 1995

                                                     Capital stock                 Additional
                                               --------------------------           paid-in
                                                Shares           Amount             capital            Deficit
-----------------------------------------------------------------------------------------------------------------
Balance, July 3, 1994                              120           $  8,000          $   11,446        $ 5,681,961
Net loss for the year                                -                  -                   -         (1,493,996)
Cumulative effect of change in
   accounting for investment in
   marketable securities                             -                  -                   -             78,950
S corporation distributions                          -                  -                   -         (1,500,000)
Redemption of 50% stockholder (Note 10)            (60)            (4,000)            (11,446)        (2,100,290)
                                                ------           --------          ----------        -----------
Balance, July 1, 1995                               60              4,000                   -            666,625
Net loss for the six-month period                    -                  -                   -           (464,769)
Adjustment to retained earnings
   (Note 10)                                         -                  -                   -           (400,000)
Issuance of stockholder note (Note 11)               -                  -           1,000,000                  -
                                                ------           --------          ----------        -----------
Balance, December 30, 1995                          60              4,000           1,000,000           (198,144)
Net loss for the year                                -                  -                   -           (790,005)
Redemption of 50% stockholder (Note 10)              -                  -                   -            (28,226)
Forgiveness of debt by former
   stockholder (Note 3)                              -                  -             426,212                  -
                                                ------           --------          ----------        -----------
Balance, January 4, 1997                            60           $  4,000          $1,426,212        $(1,016,375)
                                                ------           --------          ----------        -----------
                                                ------           --------          ----------        -----------


                                See accompanying summary of accounting policies
                                             and notes to financial statements.

                                                                Lew Magram Ltd.

                                                       Statements of Cash Flows
                                                                       (Note 9)

--------------------------------------------------------------------------------

                                                               Year ended     Six months ended        Year ended
                                                               January 4,        December 30,           July 1,
                                                                  1997               1995               1995
------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net loss                                                    $(790,005)       $   (464,769)         $(1,493,996)
                                                               ---------        ------------          -----------
   Adjustments to reconcile net loss to net
      cash provided by (used in) operating activities:
        Depreciation and amortization                            546,030             310,440              491,204
        Unrealized depreciation of marketable securities         (12,000)                  -                3,278
        Loss from abandonment of leasehold
           improvements/disposal of fixed assets                       -                   -              203,330
        Decrease (increase) in:
           Accounts receivable                                    83,216             240,571             (406,441)
           Inventories                                           (67,018)           (414,298)           1,420,699
           Prepaid expenses and other current assets            (991,238)            715,779            1,307,124
           Other assets                                           34,937             441,309             (203,046)
        Increase (decrease) in:
           Accounts payable                                      804,867          (2,023,503)          (1,946,033)
           Accrued expenses and other current
              liabilities                                        113,148             312,732             (464,350)
           Customer refunds payable                              501,048            (142,830)            (681,445)
           Customers' unshipped orders                            44,087              59,366             (100,396)
           Deferred rent                                         (19,356)            (33,292)             (10,383)
                                                               ---------        ------------          -----------
                Total adjustments                              1,037,721            (533,726)            (386,459)
                                                               ---------        ------------          -----------
                Net cash provided by (used in)
                   operating activities                          247,716            (998,495)          (1,880,455)
                                                               ---------        ------------          -----------
Cash flows from investing activities:
   Capital expenditures                                         (543,950)           (112,350)            (677,459)
   Proceeds from sale of fixed assets                                  -                   -              362,000
   Purchase of marketable securities                                   -                   -           (1,564,475)
   Sale of marketable securities                                       -             709,335            4,277,567
                                                               ---------        ------------          -----------
                Net cash provided by (used in)
                   investing activities                         (543,950)            596,985            2,397,633
                                                               ---------        ------------          -----------
Cash flows from financing activities:
   Increase in line of credit                                    325,547           1,000,000                   -
   Payment of note payable to bank                                     -            (116,476)            (331,633)
   Payment of dividends                                                -                   -           (1,500,000)
   Issuance of subordinated debt                                       -                   -            1,037,990
   Principal payments (receipts) under capitalized
      lease obligations                                          138,606            (143,599)            (143,048)
   Redemption of 50% stockholder - retained earnings             (28,226)           (400,000)          (2,100,290)
   Capital stock and additional paid-in capital                   75,000                   -              (15,446)
                                                               ---------        ------------          -----------
                Net cash provided by (used in)
                   financing activities                          510,927             339,925           (3,052,427)
                                                               ---------        ------------          -----------

Net increase (decrease) in cash and cash equivalents             214,693             (61,585)          (2,535,249)
Cash and cash equivalents, beginning of period                    71,104             132,689            2,667,938
                                                               ---------        ------------          -----------
Cash and cash equivalents, end of period                       $ 285,797        $     71,104          $   132,689
                                                               ---------        ------------          -----------
                                                               ---------        ------------          -----------


                                See accompanying summary of accounting policies
                                             and notes to financial statements.

                                                                Lew Magram Ltd.

                                                 Summary of Accounting Policies

--------------------------------------------------------------------------------

Description of Business     The Company is a mail order ladies apparel retailer.

Cash and Cash               The Company considers all highly liquid investments
Equivalents                 purchased with a maturity of three months or less
                            to be cash equivalents.

Marketable Securities       Effective July 3, 1994, the Company adopted
                            Statement of Financial Accounting Standards No.
                            115, "Accounting for Certain Investments in Debt and Equity Securities." At January 4, 1997 and
                            December 30, 1995, the Company's investments consist primarily of tax-exempt bonds and money market funds. The investments have been classified as trading securities and are stated at market value with the resulting unrealized gain reflected in other income. Previously, the Company's investments were carried at the lower of aggregate cost or market.

Inventories                 Inventories consisting of finished goods are valued
                            at the lower of cost (first-in, first-out) or market.

Catalogue and               The Company expenses the production costs of
Advertising Expenses        advertising the first time the advertising takes
                            place, except for direct-response advertising, which is capitalized and amortized over its expected period of future benefits.

                            Direct-response advertising consists primarily of mail order catalogues that include order forms for the Company's products. The capitalized costs of the catalogue are amortized over the shipping season of the products appearing in the catalogues, which does not exceed 6 months.

                                                                Lew Magram Ltd.

                                                 Summary of Accounting Policies

--------------------------------------------------------------------------------

                            The Company has begun a production development program that extends the useful lives of certain production costs over many catalogue seasons. These costs are being amortized on a straight-line basis over 18 months, the estimated useful life, and consist of photography, modeling and color separation costs. The change resulted in an increase to prepaid catalogue expenses of approximately $892,000 for the year ended January 4, 1997, $450,000 for the six months ended December 30, 1995 and $-0- for the year ended July 1, 1995.

Property, Equipment and     Depreciation and amortization are computed by both
Depreciation                accelerated and straight-line methods based on the
                            estimated useful lives of the assets.

Revenue Recognition         Revenue is recognized at the time merchandise is
                            shipped to customers. Proceeds received for merchandise not yet shipped are reflected as "customers' unshipped orders," a current liability. In addition, the Company passes on the cost of parcel shipments directly to the customer as part of the postal and handling charge, which is customary in the direct mail industry. This is reflected as a reduction of operating expenses.

                            The company also derives revenue through the rental of their customer mailing list, which is reflected in other income.

Merchandise                 Credits The Company issues merchandise credits for
                            certain returns of merchandise sold with substantial discounts. Unused credits are periodically written off into income (see Note 7).

                                                                Lew Magram Ltd.

                                                 Summary of Accounting Policies

--------------------------------------------------------------------------------

Income Taxes                The Company elected, with the consent of its
                            stockholders, to be taxed as an S corporation under the provisions of the Internal Revenue Code and New York State Franchise Tax Law. The stockholders are required to report the Company's taxable income or loss in their personal income tax returns; accordingly, such income taxes are not reflected in the financial statements. The financial statements include a provision for New
                            York City and New Jersey income taxes since New
                            York City and New Jersey do not recognize S corporation status. New York State imposes a corporate level tax based upon the differential between corporate and individual tax rates, which has been provided for.

                            During the year ended July 1, 1995, the Company adopted Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"), "Accounting for Income Taxes." SFAS No. 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The adoption of the statement did not have a significant impact on the Company's financial position or on its results of operations. Deferred income taxes are immaterial and not recorded by the Company.

                            In connection with the transactions discussed in
                            Note 12, the Company's S corporation status was automatically terminated and the Company will now be taxed as a C corporation. The change in status will not materially affect the Company.

Fiscal Year The Company's fiscal year is comprised of 52-53 weeks ending on the Saturday closest to December 31. Fiscal 1996 ended on January 4, 1997, which comprised of a 53-week year. The additional week was added in the fourth quarter of this fiscal year.

                            Prior to July 1995, the Company's year-end was comprised of a 52-53 week fiscal year ending on the Saturday closet to June 30. The six-month period ended December 30, 1995 was comprised of 26 weeks and, fiscal 1995 ended on July 1, 1995, which comprised of a 52-week year.

                                                                Lew Magram Ltd.

                                                 Summary of Accounting Policies

--------------------------------------------------------------------------------

Reclassifications           Certain reclassifications have been made to the
                            presentation for the six months ended December 30, 1995 to conform to the presentation for the year ended January 4, 1997.

                                                                Lew Magram Ltd.

                                                  Notes to Financial Statements

--------------------------------------------------------------------------------

1.   Property and           Major classes of property and equipment consist
     Equipment              of the following:

                                                                    January 4,      December 30,       Estimated
                                                                        1997            1995          useful lives
                                                                 ----------------- ---------------- -----------------
                                       Computer equipment          $   856,740         $  762,363      5-7 years
                                       Leasehold improvements          897,417            766,359    Term of lease
                                       Furniture and fixtures          893,794            849,747       7 years
                                       Auto                             27,979             27,979       5 years
                                       Telephone and other
                                          equipment                    563,107            483,498      3-7 years
                                                                   -----------         ----------
                                                                     3,239,037          2,889,946
                                       Less:  Accumulated
                                                 depreciation
                                                 and
                                                 amortization        1,754,448          1,231,322
                                                                    ----------         ----------
                                                                     1,484,589          1,658,624
                                                                    ----------         ----------
                                       Computer equipment and
                                          telephone under
                                          capital leases               912,817            711,557      3-5 years
                                       Less:  Accumulated
                                                 depreciation          328,699            299,395
                                                                    ----------         ----------
                                                                       584,118            412,162
                                                                    ----------         ----------
                                                                    $2,068,707         $2,070,786
                                                                    ----------         ----------
                                                                    ----------         ----------


2.   Credit Agreements      In October 1992, the Company entered into an
                            agreement for a 3-year term loan with a bank in the amount of $1,000,000 for use in acquiring certain leasehold improvements and repaying certain debt outstanding. The borrowings were payable in 36 monthly installments of $27,778 plus interest. Interest was at 1 1/4% above the bank's prime rate.

                            The obligation was secured by collateral consisting of all personal property and fixtures and was paid in full by October 1995.

                                                                Lew Magram Ltd.

                                                  Notes to Financial Statements

--------------------------------------------------------------------------------

                            The Company had an agreement with the bank under which it may borrow up to $1,000,000 through March 1, 1996. Interest on borrowings under the agreement is at 1% over the bank's prime rate. The amount of borrowings is subject to a borrowing base formula consisting of 40% of inventory and 75% of mailing list receivables aged under 90 days and is secured by substantially all the assets of the Company. As of December 31, 1995, the outstanding balance under this agreement was $1,000,000 at a current rate of interest of 9.5%.

                            In April 1996, a new $2,000,000 line of credit was entered into with similar terms and conditions.

                            In August 1996, the Company replaced its prior line with a $5,000,000 committed line of credit with Congress Financial Corp. for a term of three years. The agreement provides for borrowings subject to a borrowing base formula consisting of 50% of inventory and is secured by substantially all the assets of the Company. Interest on borrowings under the agreement is at 1.5% over the bank's prime rate and is calculated on a minimum borrowing of $2,000,000. As of January 4, 1997, the outstanding balance under this agreement was $1,325,547 at a current rate of interest of 9.75%. The effective interest rate was 14.71%.

3.   Note Payable -         In April 1991, the Company purchased 30 shares of
     Former                 its stock for $1,252,889 from two stockholders, who
     Stockholders           are also the parents of the existing owners, which
                            represented all of the capital stock owned by them, in exchange for a note. The principal amount outstanding at December 31, 1995 was $313,221 at an interest rate of 8.5%. The principal amount, as revised, was payable in annual installments of $104,407 beginning on September 30, 1995. On
                            August 8, 1995, the principal amount outstanding and all accrued interest were subordinated to the term loan outstanding and the bank agreement referred to in Note 2. In December 1996, the former stockholders forgave the debt outstanding to the Company. The forgiveness of debt was recorded as a direct addition to additional paid-in capital.

4.   Capitalized Lease      The Company entered into various lease/purchase
     Obligations            agreements for certain computer and telephone
                            equipment during fiscal 1993 and 1992, which were renegotiated with the addition of other computer and telephone equipment during fiscal 1995. The agreements provide for monthly payments at various rates of interest through November 2000.

                            Future net minimum lease payments under capital leases are as follows:

                            Fiscal year ending
                            ----------------------------------------------------
                            1997                                       $411,384
                            1998                                        211,274
                            1999                                         32,680
                            2000                                         23,338
                            ----------------------------------------------------
                                                                        678,676

                            Less:  Amount representing interest          92,404
                            ----------------------------------------------------
                            Present value of net minimum lease
                             payments:
                                Total                                   586,272
                                Due within one year                     345,566
                            ----------------------------------------------------
                                Due after one year                     $240,706
                            ----------------------------------------------------
                            ----------------------------------------------------

5.   Profit Sharing Plan    The Company has a profit sharing plan covering
                            substantially all employees, which provides for annual contributions as determined by the Board of Directors. The Company also has a 401(k) plan covering substantially all employees. The profit sharing contribution and 401(k) matching contribution made for the year ended January 4, 1997 were approximately $37,500 in total and for the six months ended December 30, 1995 were approximately $41,300 in total. There was no profit sharing contribution made for the year ended July 1, 1995.

                                                                Lew Magram Ltd.

                                                  Notes to Financial Statements

--------------------------------------------------------------------------------

6.   Leases                 The Company rents real and personal property under
                            lease agreements which expire at various dates through December 2004. In connection with the lease agreements, the Company is required to pay certain costs including real estate taxes, insurance and utilities. In addition, various lease agreements include an option to be renewed under similar terms and conditions. Future minimum rentals under noncancellable operating leases are as follows:

                            Fiscal year ending                           Amount
                            ----------------------------------------------------
                            1997                                     $  563,462
                            1998                                        553,861
                            1999                                        570,309
                            2000                                        574,291
                            2001                                        570,064
                            2002 and thereafter                       1,031,945
                            ----------------------------------------------------
                            Total minimum lease payments             $3,863,932
                            ----------------------------------------------------
                            ----------------------------------------------------

                            Rent expense amounted to approximately $563,000, $286,000 and $568,000 for the year ended January 4, 1997, the six months ended December 30, 1995 and the year ended July 1, 1995, respectively.

7.   Contingencies          Because of the Company's policy of periodically
                            writing off into income unused merchandise credits issued (approximately $796,000, $983,000 and
                            $1,095,000 for the year ended January 4, 1997, the six months ended December 30,1995 and the year ended July 1, 1995 , respectively), without expiration dates in connection with the return of sale merchandise, it may be liable for future claims on such amounts previously written off.

8.   Other Expense          In connection with relocating a portion of the
                            Company's office, the Company terminated a portion of a lease agreement. The net book value of related leasehold improvements abandoned less the amount received from the new tenants amounted to approximately $176,000.

                                                                Lew Magram Ltd.

                                                  Notes to Financial Statements

--------------------------------------------------------------------------------

9.   Supplemental           (a)   Cash Paid
     Disclosures of                                               Year ended     Six months ended      Year ended
     Cash Flow                                                    January 4,        December 30,        July 1,
     Information                                                     1997              1995              1995
                                               ---------------- ---------------- ------------------ ---------------
                                               Interest             $266,261           $130,533          $  98,508
                                               Income taxes            1,975                  -            276,990
                                               --------------------------------------------------------------------
                                               --------------------------------------------------------------------

                            (b)   Noncash Financing Activity

                                  The Company renegotiated various capital lease obligations for equipment during fiscal 1995. The existing capital lease obligations of $141,487 were renegotiated with additional equipment added. The renegotiated capital leases totaled $571,405.

                            (c) In December 1996, two former stockholders forgave debt outstanding to the Company (see
                                  Note 3).

10.  Redemption of          During fiscal 1995, the Company bought and cancelled
     50% Stockholder        the outstanding stock of a 50% stockholder of the
                            Company for an amount of $2,200,000 which was paid in cash. The July 1, 1995 financial statements have been restated to include the $400,000 originally allocated to a one-year consulting agreement with the former stockholder as part of the purchase price of the shares. In fiscal 1996, additional $28,226 was required to be paid to the former stockholder as per the redemption agreement.

11.  Subordinated           In June 1995, the remaining stockholder issued a
     Note -                 note to the Company in the amount of $1,000,000.
     Stockholder            The note bore interest at 10%. On August 8, 1995,
                            this note, in addition to the notes to former stockholders described in Note 3, was subordinated to the term loan outstanding and the bank agreement referred to in Note 2.

                            As of December 30, 1995, the stockholder contributed the $1,000,000 note payable to the Company as additional paid-in capital.

                                                                Lew Magram Ltd.

                                                  Notes to Financial Statements

--------------------------------------------------------------------------------

12.  Subsequent Events      (a) On May 16, 1997, the Company issued 2,000
                                shares of preferred stock to two individuals for $2,000,000. The preferred stock has been designated as senior convertible preferred stock with $.01 par value. The preferred stock has a $1,000 per share liquidation value and a 9.5% cumulative dividend.

                            (b) In connection with the transaction discussed
                                above, the Company amended its certificate of incorporation whereby the Company is authorized to issue 2,000 shares of $.01 par value common stock and 2,000 shares of $.01 par value preferred stock.

                            (c) Effective July 1, 1997, the Company was
                                acquired by Diplomat Corporation, a Delaware corporation with a place of business in Stony Point, NY which is in the business of selling infantwear and care products. The acquisition is expected to be accounted for as a purchase, with the consideration consisting of the issuance of preferred and common stock.

Financial Statements of Lew Magram Ltd. - Six Months Ended June 30, 1997 and June 30, 1996

                                                       LEW MAGRAM LTD
                                                        BALANCE SHEET
                                                        JUNE 30, 1997
                                                         (Unaudited)

                                                            ASSETS

Cash                                                     $2,036,007
Marketable  Securities                                       15,000
Accounts Receivable                                         846,499
Inventory                                                 3,281,298
Prepaid Catalogs                                            470,734
Prepaid and Other Current                                   902,626
                                                         ----------
    Total Current Assets                                  7,552,164

Property & Equipment                                      1,438,222
Other Assets                                                 22,404
                                                         ----------
     Total Assets                                        $9,012,790

                                             LIABILITIES & SHAREHOLDERS' EQUITY

Current portion-capital leases                             $205,193
Accounts payable                                          4,028,396
Loans payable-bank                                        2,694,628
Accrued expenses                                          4,901,832
                                                        -----------
     Total current liabilities                           11,830,049
Long term debt                                              252,450
Shareholders' Equity
     Preferred stock                                      2,000,000
     Common stock                                             4,000
     Paid-in capital                                        997,381
     Accumulated deficit                                 (6,071,090)
                                                         -----------
                                                         (3,069,709)
                                                         -----------
Total liabilities and shareholders' equity               $9,012,790

                                LEW MAGRAM LTD.
                       UNAUDITED STATEMENT OF OPERATIONS
                    SIX MONTHS ENDED JUNE 30, 1997 AND 1996

                                                   Six Months          Six Months
                                                   Period Ended        Period Ended
                                                   June 30, 1997       June 30, 1996
Net Sales                                               $22,013,768         $26,333,335

Cost of Goods Sold                                       11,545,303          12,417,647
                                                         ----------          ----------
Gross Profit                                             10,468,465          13,915,688

Selling,General and Administrative Expenses              15,561,290          13,379,020
                                                         ----------          ----------
Operating Income (Loss)                                  (5,092,825)            536,668

Other Income (Loss)                                        (218,636)            (95,289)
                                                           ---------            --------
Net Income (Loss) Before Income Taxes                    (5,311,461)            441,379

Income Tax Expense (Benefit)                                 70,000                   0
                                                             ------                   -
Net Income (Loss)                                       ($5,381,461)           $441,379

                                LEW MAGRAM LTD
                           STATEMENTS OF CASH FLOWS
                                   Unaudited

                                                                       Six months ended
                                                                         June 30,          June 30,
                                                                           1997              1996
                                                                           ----              ----
Cash flows from operating activities:

Net income (loss)                                                       ($5,381,461)         $441,379
    Adjustments to reconcile net income(loss) to
     net cash provided by operating activities:
Depreciation and amortization                                               303,547           279,324
Purchase accounting adjustments                                            (458,968)

Decrease(Increase) in:

Accounts receivable                                                         (10,977)           18,112
Inventories                                                               1,307,269           (73,034)
Prepaid expenses and other current assets                                 2,315,800        (1,015,680)
Other assets                                                                                  241,416

Increase(Decrease) in:
Accounts payable                                                           (884,888)        1,664,028
Accrued expenses                                                          1,579,186          (582,141)
                                                                          ---------          ---------
Net cash provided(used in) operating activities                          (1,230,492)          973,404

Cash flows from investing activities                                        (87,175)         (183,183)
Cash flows from financing activities                                      3,067,878          (787,047)
                                                                          ---------          ---------
Net increase(decrease) in cash                                            1,750,211             3,174
Cash, beginning of year                                                     285,796            71,104
                                                                            -------            ------
Cash, end of year                                                        $2,036,007           $74,278

                     NOTES TO INTERIM FINANCIAL STATEMENTS


1. Significant Accounting Policies

         The accompanying financial statements reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of financial position and results of operations for the interim periods presented. Except as otherwise disclosed, all such adjustments are of a normal recurring nature. The results of operations for any interim period are not necessarily indicative of the results attainable for a full fiscal year.

2. Acquisition by Diplomat Direct Marketing Corporation

         On February 19, 1998, Diplomat Direct Marketing Corporation ("DDMC") completed the acquisition of Lew Magram Ltd ("Magram"). The acquisition was effected as of July 1, 1997, the date that DDMC took effective control of Magram.

Pro Forma Financial Statements of Diplomat Corporation and Lew Magram Ltd. - Nine Months Ended June 30, 1997

                   DIPLOMAT CORPORATION AND LEW MAGRAM LTD.
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        NINE MONTHS ENDED JUNE 30, 1997

                                                         Diplomat Corp              Lew Magram Ltd.
                                                         and Subsidiaries
                                                         Nine Month                 Nine Month            Pro Forma
                                                         Period Ended               Period Ended          Adjustments
                                                         June 30, 1997              June 30, 1997         DR (CR)         Total
Net Sales                                                    $19,866,711               $37,616,878                      $57,483,589

Cost of Goods Sold                                             9,178,866                19,608,616                       28,787,482
                                                               ---------                ----------                       ----------
Gross Profit                                                  10,687,845                18,008,262                       28,696,107

Selling,General and Administrative Expenses                    8,815,989                23,596,418                       33,014,317
                                                               ---------                ----------                       ----------
Operating Income (Loss)                                        1,871,856                (5,588,156)                      (4,318,210)

Other Income (Loss)                                             (488,577)                   32,011                         (456,566)
                                                                ---------                   ------                         ---------
Net Income (Loss) Before Income Taxes                          1,383,279                (5,556,145)                      (4,774,776)

Income Tax Expense (Benefit)                                     324,000                    70,000                          394,000
                                                                 -------                    ------                          -------
Net Income (Loss)                                              1,059,279                (5,626,145)                      (5,168,776)

Preferred Stock Dividends                                        162,000                         0                          162,000
                                                                 -------                         -                          -------
Net Income (Loss) To Common Shareholders                        $897,279               ($5,626,145)                     ($5,330,776)

Net Income (Loss) Per Common Share                                 $0.16                                                     ($0.93)

Average Number of Shares Used in Computation                   5,458,525                                      250,000     5,708,525

                  DIPLOMAT CORPORATION AND LEW MAGRAM LTD.
         NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following pro forma adjustments are included in the accompanying unaudited pro forma consolidated financial statement for the nine months ended June 30, 1997.

1. To record amortization of intangibles acquired in the acquisition for the period October 1, 1995 through September 30, 1996, the period prior to acquisition. Resulting amortization for such period totals $302,547 for the goodwill and $500,000 for the customer list.

2. To record the issuance of 250,000 shares of common stock which were included in the purchase price consideration.